SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

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AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.

7270 Woodbine Avenue, Suite 200

Markham, Ontario, Canada L3R 4B9

(905) 947-9925

INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about May 30, 2002 to the holders of record at the close of business on May 1, 2002, (the "Record Date") of the common stock, $0.0001 par value per share (the "Common Stock") of Dicut, Inc. (the "Company"), in connection with the action by the holders of majority of the Company's issued and outstanding shares which approved amendments to the Company's Certificate of Incorporation to (a) increase the number of authorized shares to 150,000,000 (the "Increase Amendment"), and (b) change the Company's name to American Entertainment and Animation Corporation" (the "Name Change Amendment" and with the Increase Amendment, the "Amendments").

Only shareholders of record at the close of business on May 1, 2002, are entitled to notice of the action taken. There will be no vote by the shareholders of the Company on the Amendments because they have already been approved by the written consent of the holders of a majority of the shares of the Company as allowed by Section 228 of the Delaware General Corporation Law. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Amendments. At May 1, 2002, the Company had outstanding 30,389,151 shares of common stock, $0.0001 par value, each of which was entitled to one vote. Shareholders holding 16,518,563 shares, or 54.4% of the outstanding shares, signed a written consent to approve the Amendments on or about May 1, 2002. This Information Statement is first being mailed to shareholders on or about May 30, 2002.

The reasons for the ratification and approval of the Amendments are described in more detail in this Information Statement.

Cyper entertainment, inc. ACQUISITION

On April 22, 2002, the Company purchased 100% of the shares of Cyper Entertainment Inc. in exchange for 20,000,000 restricted shares of the Company. Duk Jin Jang was the controlling shareholder of Cyper and now controls approximately 30% of the Company's outstanding common stock. Cyper Entertainment is based on Seoul, Korea, and provides 3D Digital Animation services to the television, commercial and film industries. Cyper Entertainment was established in January 2000 and has approximately 47 employees. Cyper Entertainment's intention is to establish a North American subsidiary that it can use to expand its operations into the North American market. The Company elected to complete the acquisition of Cyper Entertainment after considering a number of other acquisitions because the Board determined that Cyper Entertainment had good potential of becoming a profitable business at a reasonable capital cost.

In connection with the acquisition of Cyper Entertainment, Mr. Quilliam will remain as a director and has the right to appoint one other director. The shareholders of Cyper Entertainment have the right to appoint any other directors. However, since the purchase of Cyper Entertainment there have been no changes to the board of directors of the Company.

Attached hereto as Exhibit A are the audited balance sheet of Cyper Entertainment Co., Ltd. as of December 31, 2001 and 2000, and related statement of income, disposition of deficit and cash flows for the years then ended. Pro forma financial information showing the effect of the acquisition on the Company's prior financial statements is included as Exhibit B.

Information about the Company can be obtained from Pierre Quilliam, American Entertainment and Animation Corporation, 7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9, (905) 947-9925. Further information about the Company's acquisition of Cyper Entertainment Inc.., and its business, can be obtained from the Company's Form 8-K and amendments reporting on the acquisition.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information concerning directors, executive officers and key employees of the Company:
Name	Age	Position
Pierre Quilliam	63	Director and President
Stephen Cohen	39	Secretary/Treasurer and Director
Denise Quilliam	63	Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. Pursuant to the Company's bylaws, the date of the annual meeting is to be determined by the current Board of Directors.

The following information sets forth the backgrounds and business experience of the directors, executive officers and key employees:

Pierre Quilliam, Director, President - Mr. Quilliam was elected President and Director of the Company on September 13, 2000. Since 1976 he has been self-employed, working in a variety of positions in the financing and accounting arena, including general oversight of a management consulting company. He has also worked directly with the Canadian Government on various aspects of the Government's program to combat desertification. Since August 2001, Mr. Quilliam has been a director and officer of Dicut Inc. (OTCBB: DCUT), a reporting company involved in the business of data backup and security through its subsidiaries.

Denise Quilliam, Director - Ms. Quilliam was elected a Director of the Company on September 13, 2000. Ms. Quilliam is the spouse of Pierre Quilliam. Since 1975, she has been self-employed, working at various financing and accounting positions including that of comptroller. Mrs. Quilliam received her teacher's certificate from Ecole Normale Marguerite Bourgeois in Montreal, Canada, in 1957.

Stephen M. Cohen, Secretary, Treasurer and Director - Mr. Cohen has been Secretary, Treasurer and a Director of the company since September 13, 2000. He attended Osgoode Hall Law School in Toronto, graduating with a Bachelor of Laws degree in 1987. He was called to the Bar of Ontario in 1989 and has been a member of the Law Society of Upper Canada since that time. He became a partner in the law firm of Cohen and Associates in 1992, where he remained until 1999. From May 1999 until May 2000, he worked as an associate of the law firm of Goldman, Sloan, Nash and Haber in Toronto. Since May 2000, he has worked as in-house counsel for 87807 Canada Inc. and a related group of companies. From December 2000 until January 2002 Mr. Cohen served as a Director of Nexus Group International Inc., a reporting company trading on the Toronto Stock Exchange.

At this time, the board does not have any committees, including an audit, nominating or compensation committee.

There are no family relationships among any of the officers or directors of the Company except as disclosed above.

Compliance with Section 16

Based on the Company's review of filings received by it through April 26, 2002, the Company believes that certain officers and directors may not have filed certain forms required by Section 16 of the Securities Exchange Act of 1934, as follows: During 2001, Pierre Quilliam, Stephen Cohen and Denise Quilliam who were directors and/or officers of the Company did not file Form 4s with respect to the issuance of 140,000, 140,000 and 10,000 restricted shares issued to them respectively on October 4, 2001 for management services. The same individuals did, however, report the issuance of said shares in Form 5s which each of them filed on March 18, 2002.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5), the Company has omitted certain columns from the table required by Item 402(b).

Summary Compensation Table
Name and Principal Position	Year	Salary	Restricted Stock Awards ($)

Pierre Quilliam, Chief Executive Officer, President and Director (1)	2001 2000 1999	-- -- --	20,000 7,700 0

Stephen M. Cohen, Secretary, Treasurer and Director (2)	2001 2000 1999	-- -- --	20,000 7,700 0

Glenn Roach, President, CEAC (a subsidiary of the Company) (3)	2001 2000 1999	$55,000 -- --	30,000 0 0

(1) Mr. Quilliam's compensation was paid in restricted shares of common stock of the Company valued at the market price on the date of issuance. Mr. Quilliam's compensation does not include an additional $1,500 that he received for services as a director of the Company, which amount was paid in shares of common stock of the Company.

(2) Mr. Cohen's compensation was paid in restricted shares of common stock of the Company valued at the market price on the date of issuance. Mr. Cohen's compensation does not include an additional $1,500 that he received for services as a director of the Company, which amount was paid in shares of common stock of the Company.

(3) Mr. Roach's compensation was paid in 300,000 restricted shares of common stock of the Company.

The Company did not grant any options or stock appreciation rights or make an award under any long-term incentive plan to any of its named executive officers during the last fiscal year. The Company did not re-price any options or stock appreciation rights during the last fiscal year. The Company did not have outstanding any options or stock appreciation rights at the end of each of its last two fiscal years. During the last fiscal year, no options or stock appreciation rights were exercised by any of the named executive officers. The Company does not have any employment or deferred compensation agreements with management.

Compensation of Directors

The Company historical policy has been to pay directors $500 per board meeting attended, which amount is payable in shares of common stock of the Company. However, the Company anticipates that its policy on compensation of directors will change following its acquisition of Cyper Entertainment, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 1, 2002, as to the Company's common stock beneficially owned by (i) each executive officer and director of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Duk Jin Jang C/o Cyper Entertainment, Inc. Yang-je B/D 7th Floor Dokok-Dong Kangnam-Gu Seoul, Korea	9,234,657	30.4%
Pierre Quilliam (2) 7270 Woodbine Ave. Suite 200 Markham, Ontario L3R 4B9	7,789,572	22.3%
Traveller's International, Inc. 7 Arial Court Thornhill, Ontario, Canada L4J 6S8	4,000,000	11.6%
Stephen M. Cohen (3) 7270 Woodbine Ave. Suite 200 Markham, Ontario L3R 4B9	1,604,832	5.0%
Denise Quilliam (4) 7270 Woodbine Ave. Suite 200 Markham, Ontario L3R 4B9	99,166	--%
All Officers and Directors as a Group	9,493,570	25.9%

(1) Based upon 30,389,151 common shares issued and outstanding as of May 1, 2002.

(2) Mr. Quilliam's shares include 3,184,740 shares held by Bisell Investments, Inc., a company he owns, as well as 1,604,832 shares that he has the right to acquire pursuant to various warrant agreements with exercise prices ranging from $0.02 to $0.05 per share with expiration dates from January 2, 2006 to March 25, 2007, and 3,000,000 shares that he has the right to acquire pursuant to an option to purchase such shares at $0.08 per share until September 13, 2002. Mr. Quilliam's shares do not include share held by his wife, Denise Quilliam, a director of the Company whose holdings are reported separately.

(3) Mr. Cohen's shares include 1,604,832 shares that he has the right to acquire pursuant to various warrant agreements with exercise prices ranging from $0.02 to $0.05 per share with expiration dates from January 2, 2006 to March 25, 2007.

(3) Ms. Quilliam's shares include 99,166 shares that she has the right to acquire pursuant to various warrant agreements with exercise prices ranging from $0.02 to $0.04 per share with expiration dates from April 1, 2006 to March 25, 2007. Ms. Quilliam's shares do not include shares held by her husband, Pierre Quilliam, whose holdings are reported separately.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 1, 2000 the Company entered into a sublease at 7270 Woodbine Avenue, Suite 200, Markham, Ontario, Canada, for its corporate offices. The Company pays CAD$474.60 per month plus applicable federal taxes. The Company has a sublease agreement with Wepawaug Inc., the head tenant, which gives the Company the right to occupy the space at the above rental rate until August 31, 2001. Since August 31,2001, the Company has continued to sublease the space on a month-to-month basis. Wepawaug Inc. is controlled by Pierre Quilliam, the Company's President and CEO.

On October 31, 2000, the Company purchased a 50% interest in a 1999 Cadillac Seville for the price of $16,427.97. The Company purchased this interest from 87807 Canada Ltd., which is controlled by Denise Quilliam, a director of the Company. On November 7, 2000, the Company sold its interest in the Cadillac to Bisell Investments Inc. for the price of $17,500.00, realizing a profit of $1,072.03. Bisell Investments Inc. owned 47% of the shares of the Company at the time and is controlled by Pierre Quilliam.

As of December 31, 2001, the Company was invoiced for administration and bookkeeping services from 87807 Canada Ltd. and Bisell Investment Group Inc. in the amount of $27,994.62 not including G.S.T. 87807 Canada Ltd. is controlled by Denise Quilliam and Bisell Investment Group Inc. is controlled by Pierre Quilliam.

On January 31, 2001, the Company issued 77,000 restricted shares of its common stock to Pierre Quilliam, the Company's President and CEO for services to the Company from September 13, 2000 until December 31, 2000. The Board valued these shares at $0.10 per share for a total of $7,700. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On January 31, 2001, the Company issued 77,000 restricted shares of its common stock to Stephen Cohen, the Company's Secretary and Treasurer for services to the Company from September 13, 2000 until December 31, 2000. The Board valued these shares at $0.10 per share for a total of $7,700. These services included management of the Company's administration, assistance with the Company's auditors and attorneys and preparation of SEC filings and compliance requirements.

On April 2, 2001, the Company issued 116,666 restricted shares of its common stock to Pierre Quilliam, the Company's President and CEO for services to the Company from January 1, 2001 until March 31, 2001. The Board valued these shares at $0.06 per share for a total of $7,000. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On April 2, 2001, the Company issued 116,666 restricted shares of its common stock to Stephen Cohen, the Company's Secretary and Treasurer for services to the Company from January 1, 2001 until March 31, 2001. The Board valued these shares at $0.06 per share for a total of $7,000. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On April 2, 2001, the Company issued 8,333 restricted shares of its common stock to Denise Quilliam as compensation for attending the directors' meeting held on that date. The Board valued these shares at $0.06 per share for a total of $500.00.

On July 2, 2001, the Company issued 93,750 restricted shares of its common stock to Pierre Quilliam, the Company's President and CEO for services to the Company from April 1, 2001 until June 30, 2001. The Board valued these shares at $0.08 per share for a total of $7,500. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On July 2, 2001, the Company issued 93,750 restricted shares of its common stock to Stephen Cohen, the Company's Secretary and Treasurer for services to the Company from April 1, 2001 until June 30, 2001. The Board valued these shares at $0.08 per share for a total of $7,500. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On July 2, 2001, the Company issued 6,250 restricted shares of its common stock to Denise Quilliam as compensation for attending the directors' meeting held on that date. The Board valued these shares at $0.08 per share for a total of $500.00.

On October 4, 2001, the Company issued 140,000 restricted shares of its common stock to Pierre Quilliam, the Company's President and CEO for services to the Company from July 1, 2001 until September 30, 2001. The Board valued these shares at $0.05 per share for a total of $7,000. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On October 4, 2001, the Company issued 140,000 restricted shares of its common stock to Stephen Cohen, the Company's Secretary and Treasurer for services to the Company from July 1, 2001 until September 30, 2001. The Board valued these shares at $0.05 per share for a total of $7,000. These services included overall management of the Company, assistance with the Company's auditors and attorneys and assisting in the preparation of SEC filings.

On October 4, 2001, the Company issued 10,000 restricted shares of its common stock to Denise Quilliam as compensation for attending the directors' meeting held on that date. The Board valued these shares at $0.05 per share for a total of $500.00.

AMENDMENT TO INCREASE AUTHORIZED SHARES TO 150,000,000 SHARES

The Company is presently authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share, of which 30,389,151 are issued and outstanding. The Company anticipates the need to issue additional shares in order to raise capital, offer employee stock option plans to attract and retain its employees, and to make one or more acquisitions of firms in the same industry. However, there may not be sufficient authorized shares to accomplish those goals. Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment. The Increase Amendment will increase the number of authorized shares of common stock to 150,000,000. In the event the Increase Amendment is not approved, the Company will only be able to issue approximately 19,000,000 more shares for new capital, for acquisitions, and pursuant to employee stock plans, which may not be sufficient to meet the Company's needs. In the event the Increase Amendment is approved, the Company will be able to issue additional shares above the existing limit of 50,000,000 shares, which will result in a reduction in existing shareholders' proportionate interest in the Company. In the event new shares are issued for less than the book value of the Company's shares prior to the issuance, then existing shareholders would suffer an immediate reduction in the book value of their shares in the Company. At this time, there are no acquisitions pending or contemplated that would require the issuance of additional shares, including shares that would be approved for issuance by the Increase Amendment.

No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Increase Amendment. It is anticipated that the Increase Amendment will be filed of record between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment.

AMENDMENT TO CHANGE NAME

The Board of Directors has determined that it is in the best interests of the Company to change its name to "American Entertainment and Animation Corporation," because the new name will better reflect the Company's current business. No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Name Change Amendment. It is anticipated that the Name Change Amendment will be filed of record between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Name Change Amendment.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement for the Company's 2002 annual meeting of shareholders must be received by the Company at its principal executive offices on or before June 30, 2002. For a shareholder proposal to be properly brought before the Company's 2002 annual meeting of shareholders (other than a proposal to be considered for inclusion in the proxy statement for the Company's 2002 annual meeting of shareholders), it must be received by the Company at its principal executive offices on or before June 30, 2002.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

Dated this 29th day of May, 2002

/s/ Pierre Quilliam

________________________________

Pierre Quilliam, Chairman and Chief

Executive Officer

Exhibit A

CYPER ENTERTAINMENT CO., LTD.

FINANCIAL STATEMENTS

Years ended December 31, 2001 and 2000

with

INDEPENDENT AUDITOR'S REPORT

YOUNG WHA

ERNST and YOUNG INTERNATIONAL

Independent Auditor's Report

The Board of Directors and Stockholders

Cyper Entertainment Co., Ltd.

We have audited the accompanying balance sheet of Cyper Entertainment Co., Ltd. (the "Company") as of December 31, 2001 and 2000 and the related statement of income, disposition of deficit and cash flow for the years then ended, all expressed in Korean won, These financial statements are the responsibility of Cyper Entertainment co., Ltd.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our review in accordance with the auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, expressed in Korean won, present fairly, in all material respects, the financial position of Cyper Entertainment Co., Ltd. as of December 31, 2001 and 2000, and the results of its operations, disposition of undisposed accumulated deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.

We have also reviewed the translation of the 2001 financial statements referred to above into United States dollar amounts on the basis described in Note 1. Based on our review, such financial statements have been properly translated on such basis. The United States dollar amounts are presently translated on such basis. The United States dollar amounts are presently solely for the convenience of the reader.

Without qualifying our opinion, we draw attention to Note 14 to the financial statements. Which states that the operations of the Company have been affected, and may continue to be affected for the foreseeable future, by the general unstable economic conditions in the Republic of Korea and in the Asis Pacific region. The ultimate effect of these uncertainties on the financial position of the Company as of the balance sheet date cannot presently be determined.

The accompanying financial statements are not intended to present the financial position and results of operations in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. The procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries and jurisdictions. Accordingly, this report and the accompanying financial statements are not intended for use by those who are not informed about Korean accounting principles or auditing standards and their application in practice.

March 9, 2002

CYPER ENTERTAINMENT CO., LTD.

BALANCE SHEET

Years ended December 31, 2001 and 2000
			U.S. dollars
			in thousands
	Korean Won in thousands		(Note 1)
Assets	2001	2000	2001

Current assets:
Cash and cash equivalents (Note 2)	W 51,484	W 369,733	$ 39.2
Short term financial instruments (Note 3)	10,000	-	7.6
Accounts and notes receivable (note 14):	11,930	-	9.1
Inventories	-	-	-
Advance payments	24,752	92,417	18.8
Prepaid expenses	446	13,623	0.3
Other	7,189	15,881	5.5

Total current assets	105,801	491,654	80.5

Investments and other assets
Long-term financial instruments	35,539	7,940	27.1
Lease keymoney deposit	64,000	281,605	48.7
Deferred income tax assets (Note 17)	354,511	169,352	269.9
Total investments and other assets	454,050	458,897	345.7

Property, plant and equipment (Note 7):
Machinery and equipment	940,585	940,585	716.1
Vehicles	34,021	34,021	25.9
Furniture and fixtures	223,805	568,895	170.4
	1,198,411	1,543,501	912.4
Less accumulated depreciation	(228,997)	(122,724)	-174.3
Property, plant and equipment, net	969,414	1,420,777	738.0

Intangible assets, net of amortization:
3D Animation (Note 6)	1,787,505	360,000	1,360.9
Other	329	659	0.3
	1,787,834	360,659	1,361.1

Total assets	W 3,317,099	W 2,731,987	$ 2,525.4

(Continued)

See accompanying notes and accountants' review report.

CYPER ENTERTAINMENT CO., LTD.

BALANCE SHEET (CONT'D)

Years ended December 31, 2001 and 2000
			U.S. dollars
			in thousands
	Korean Won in thousands		(Note 1)
Liabilities and Stockholders' Equity	2001	2000	2001

Current Liabilities:
Short-term borrowings (Note 8)	W 135,000	W 135,000	$ 102.8
Accounts and notes payable - other	161,800	271,607	123.2
Accrued income taxes (note 12):	58,426	9,970	44.5
Current portion of long-term debt (Note 8)	300,000	0	228.4
Accrued expenses	609,990	181,592	464.4
Total Current liabilities:	1,265,216	578,169	963.2

Long-term liabilities
Long-term debt (Note 8)	0	300,000	-
Convertible bond	980,000	980,000	746.1
Long-term accrued interest expenses (Note 8)	74,602	1,007	56.8
Severance and retirement benefits (Note 9)	75,984	0	57.8
Other debt	642,879	454,132	489.4
Total long-term liabilities	1,773,465	1,735,139	1,350.2
Total liabilities	3,038,681	2,313,308	2,313.4

Stockholders' equity (Note 11):
Authorized - 50,000,000 shares
Issued and outstanding;
Common stock - W500 par shares;	617,500	592,500	470.1
1,235,000 shares in 2001 and 1,185,000 shares in 2000
Capital surplus;
Paid-in capital in excess of par value	424,062	249,529	322.8
Retained earnings;
Undisposed accumulated deficit	763,144	423,350	581.0

			-
Total stockholders' equity	278,418	418,679	212.0

Total liabilities and stockholders' equity	W 3,317,099	W 3,317,099	$ 3,317,099

See accompanying notes and accountants' review report.

CYPER ENTERTAINMENT CO., LTD.

STATEMENTS OF INCOME

Years ended December 31, 2001 and 2000
			U.S. dollars
			in thousands
	Korean Won in thousands		(Note 1)
	2001	2000	2001

Net sales (Note 14)	W 224,209	W 601,315	$ 170.7
Cost of sales (Notes 14)	252,853	779,207	192.5
Gross loss	(28,644)	(177,892)	-21.8
Selling, general and administrative expenses	559,613	399,925	426.0
Operating loss	(588,257)	(577,817)	-447.9

Other income:
Interest expense	191	205	0.1
Gain on exemption of debts	490,681	0	373.6
Miscellaneous	5,195	6,763	4.0
Total other income	496,067	6,968	377.7

Other expenses:
Interest expense	135,864	19,876	103.4
Loss on amortazation of intangible assets	0	1,838	-
Loss on disposition of tangible assets	290,681	-	221.3
Miscellaneous	6,217	139	4.7
Total other expenses	432,762	21,853	329.5
Loss before income taxes	(524,952)	(592,702)	-399.7
Provision for income taxes (Note 12)	(185,158)	(169,352)	-141.0
Net loss	W (339,794)	W (423,350)	-258.7
Per share amounts (Korean won in units) (Note 13):
Ordinary earnings per share	W (-)562	W (-)586	$ (-)0.43
Earnings per share	(-)281	(-)586	(-)0.20

See accompanying notes and accountants' review report.

CYPER ENTERTAINMENT CO., LTD.

STATEMENTS OF DISPOSITION OF DEFICIT

Years ended December 31, 2001 and 2000
			U.S. dollars
			in thousands
	Korean Won in thousands		(Note 1)
	2001	2000	2001

Accumulated deficit before deposition	W	W	$
Undisposed accumulated deficit
carried over from prior years	423,350	423,350	322.3
Net loss	339,794	423,350	258.7
	763,144		581.0
Disposition	-	-	-
Undisposed accumulated deficit to be
carried forward to next year	W 763,144	W 423,350	$ 581.0

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

1. Organization and business

Cyper Entertainment Co., Ltd. (the "Company") was incorporated in 2000 in accordance with the laws of the Republic of Korea, to manufacture and distribute 3D digital animation, multi media, and entertainment related products. The Company's head office is located in Seoul, Korea.

Mr. Duk-Jin Jang, the president of the Company and largest shareholder, owns 51.30% of the Company's outstanding shares.

2. Basis of interim financial statements and summary of significant accounting policies

Basis of financial statements - The Company maintains its official accounting records in Korean won prepares its statutory financial statements in conformity with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"), which may differ from accounting principles generally accepted in countries and jurisdictions other than the Republic of Korea. Accordingly, the accompanying financial statements are not intended for use by those who are not informed about Korean GAPP and their application in practice.

For the convenience of the reader, in preparing the accompanying financial statements, certain reclassifications, and changes in statement format and extent of disclosures have been made to the financial statements issued in the Korean language for domestic statutory purposes. Certain supplementary information included in the statutory Korean language financial statements, but not required for a fair presentation of the Company's financial position, results of operations and cash flows, is not presented in the accompanying financial statements.

Basis of translation the financial statements - For the convenience of the reader, the 2001 financial statements, expressed in Korean won, have been translated into United States dollar amounts at the exchange rate of W 1313.5 to US$1, the average middle exchange rate for trading on December 31, 2001. Such translation should not be construed as a representation that any or all of amounts stated in Korean won could have been converted into United Stated dollars at this or any other rate.

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

2. Basis of interim financial statements and summary of significant accounting policies (cont'd)

Cash equivalents - Marketable securities and short-term financial instruments with original maturities of three months or less, and which are easily converted into cash and which have no significant risk of loss in value by interest rate fluctuations, are considered as cash equivalents.

Allowance for doubtful accounts - The Company provides an allowance for doubtful accounts in consideration of estimated losses that may arise from non-collection of its receivables. The estimate of losses is based on the estimated collectibles of receivables and historical bad debts experience.

Inventories - Finished goods and work-in process are valued at production costs, plus incidental expenses, determined using total average cost method.

Property, plant and equipment - Property, plant and equipment are stated at cost. Expenditures that enhance the value or extend the lives of assets are capitalized as additions to property, plant and equipment. Maintenance and repairs are expensed in the year in which they are incurred.

Depreciation of tangible asset is computed using the straight-line method, based on the following estimated useful lives:

Useful lives

Machinery and equipment	10 years
Vehicles	5
Furniture and fixtures	5

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

2. Basis of interim financial statements and summary of significant accounting policies (cont'd)

3D Animation - 3D Animation, manufactured by computer graphic, is stated at production cost. The production cost of 3D Animation is transferred to cost of goods manufactured equal amount to recognized sales of current term in proportion to total expected sales of related project and the residual production cost is annually assessed by possibility of realization in the future.

Intangible assets - Intangible assets, organizing cost, is amortized over 3 years using the straight-line method.

Convertible bonds - Convertible bond is recorded in the Company's accounts using the same method with debentures. Interest expense is calculated using effective interest rate which makes present value of cash flow of the principle and interest (including redemption premium) equal to market value of a bond and redemption premium interest is recorded in long-term accrued interest expense.

Severance and retirement benefits - In accordance with the Company's regulations, employees and directors with more than one year of service are entitled to severance and retirement benefits upon termination of their employment based on years of service, rates of pay in effect at the time of termination and certain other factors. The annual provision is sufficient to state the estimated obligation arising from services performed to and at rates of pay in effect at the balance sheet date. Funding of this liability is not required by Korean law.

Basis of revenue recognition - Sales of finished goods is to be recognized when goods are sold and delivered. Revenues related to pre-contract sales are recognized using the percentage-of-completion method.

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

2. Basis of interim financial statements and summary of significant accounting policies (cont'd)

Income taxes - Korean GAAP requires the recognition of deferred tax assets and liabilities arising from temporary differences between the financial reporting and tax reporting bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates which are expected to be applied to taxable income in the period such temporary differences are expected to be recovered or settled.

Per share amounts - Ordinary earnings and earnings per share of common stock are computed by dividing ordinary income and net income by the weighted average number of shares of common stock issued and outstanding during the period (1,235,000 shares in 2001 and 1,185,000 shares in 2000). Ordinary earnings per share is also required to be disclosed and is computed by reversing the effect of extraordinary items (net of the effect of income taxes), if any.

Use of estimates - The preparation of financial statements in conformity with Korean GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
  Restricted deposits

As of December 31, 2001, W10, 000 thousand (US$7.6 thousand) of short-term financial instruments have been provided as collateral in connection with short-term borrowings.

4. Ordinary development costs

Ordinary development expenses amounting to W104, 929 thousand (US$79.4 thousand) and W100, 138 thousand (US$76.2 thousand) for the periods ended December 31, 2001 and 2000, respectively, were charged to current operations.

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

5. Insurance

Machinery and equipments are insured against fire and other casualty damage for up to W 750,000 thousand (US$571thousand) as of December 31, 2001.

6. Borrowings and guarantees

Borrowings as of December 31, 2001 and 2000 are as follows:

		Korean won in thousands		U.S dollars In thousands
Type	Interest rates	2001	2000	2001
Short-term borrowings
Industrial Bank	10.20%	W 35,000	W 35,000	$ 26.6
Hanna Bank	7.85%	50,000	50,000	38.1
Hanna Bank	-	-	30,000	-
Nice storm media	-	50,000		38.1
		W 135,000	W 115,000	$ 102.8
Long-term debt	7.85%	W 300,000	W 300,000	228.4
Hanna Bank
Less: Current portion of long-term debt		300,000	-	-
		-	W 300,000	$ 228.4

In connection with the repayment of above long-term debt, the Company's tangible assets have been mortgaged to the bank as security to the extent of W 300,000 thousand (US$ 228.4 thousand). And Korea Technology Credit Guarantee Fund has issued a guarantee on behalf of the Company for up to W297, 500 thousand (US$ 226.5thousand) to the bank.

Bank deposit amounting to W10, 000 thousand (US$ 7.6 thousand) at December 31, 2001 have been deposited with banks as security for short-term debt

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

7. Convertible bond

As of December 31, 2001and 2000, the convertible bond is as follows:

Description	Issue date	Expiration date	Stated interest rate	Korean won In thousand	U.S dollars In thousands
Convertible bond	2000.12.26	2003.12.26	2.0%	W980,000	US$746.1

The conditions of issuance are as follows:

Description	Conditions of issuance
Stated interest rate	2.0%
Yield to maturity	9.5%
Convertible periods	2000.12.26∼2003.12.26
Kind of stock to be issued	Common stock
Conversion price	W3,500(US$2.66) Per share

8. Severance and retirement benefits

Changes in severance and retirement benefits for the year ended December 31, 2001 are as follows.

Beginning balance at January 1, 2001	W -
Payments	-
Provision	75,984
Ending balance at December 31, 2001	75,984
Entitled amount by Korean Labor standard laws	W 75,984

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

9. Stockholders' equity

As of December 31, 2001, the authorized common shares and the outstanding common shares are 50,000,000 and 1,235,000 shares, respectively with par value of .500

As of December 31, 2001, the ownership of the Company's is as follows:

Name of stockholders	Number of shares	Ownership (%)
Duk-Jin Jang	633,600	51.30
Chin-Kwon Jeong	80,000	6.48
FMG Co., Ltd.	60,000	4.86
Others	461,400	37.36
Total	1,235,000	100.00

10. Income taxes

The Company is subject to corporate income tax, including resident surtax, at the aggregate rates of 17.6% on taxable income up to W100,000 thousand and 30.8% on taxable income in excess of W100,000 thousand.

Reconciliations between income before income taxes for financial reporting purposes and taxable income for corporate income tax reporting purposes are summarized as follows (Korean won in thousands):

Description	2001	2000
Income before income taxes as per the financial statements	W (-)524,951	W (-)592,703
Permanent difference	-	-
Temporary differences:
Severance and retirement benefits	75,919	-
	75,919	-

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

10. Income taxes (cont'd)

Description	2001	2000
Taxable income	W (-)449,032	W (-)592,703

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. Significant changes in cumulative temporary differences for the period ended December 31, 2001 are as follows: (Korean won in thousand)

	Korean won in thousands
Description	Beginning balances	Increase/ (decrease)	Ending balances
Severance and retirement benefits	-	75,919	75,919

The Deferred tax credits as of the year ended December 31, 2001 is as follows:

Description	Korean won in thousand	U.S. Dollars In thousands
Accumulated temporary difference	W 75,984	$ 57.8
Undisposed deficit	1,117,655	850.9
	W 1,193,573	$ 908.7
Tax rate (future)	29.7%	29.7%
Deferred tax asset	W 354,491	$ 269.9

The effective income tax rates for the years ended December 31, 2001 and 2000 are (-) 35.0% and (-) 28.6%, respectively.

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

11. Per share amounts

Ordinary earnings per share and earnings per share for the periods ended December 31, 2001 and 2000 are computed as follows (Korean won and shares in units):

Description	2001	2000
Net income	W (-)339,813,150	W (-)423,350,203
(+)Extraordinary loss		-
(-)Extraordinary income	490,681,375	-
(+)Income tax espense on extraordinary income	151,129,863
Ordinary income	(-)679,345,285	(-)423,350,203
Weighted average number of shares of common stock	1,209,109	722,657
Ordinary earnings per share	W (-)562	W (-) 586
Earnings per share	W (-)281	W (-) 586

12. Financial data for the calculation of added value

The accounts and amounts which are required to be disclosed in connection with the calculation of the added value of the Company's operations for the periods ended December 31, 2001 and 2000 are as follows:

	Korean won in thousands
Description	2001	2000
Salary	W 1,219,135	W 628,551
Severance and retirement benefits	75,984	-
Other employee benefits	28,819	37,826
Rent	335,491	127,007
Taxes and dues	11,391	7,467
Depreciation	227,176	122,725
	W 1,897,996	W 923,576

CYPER ENTERTAINMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2001 and 2000

13. Stock options

The Company may provide stock options within 20% of the total outstanding shares for officers and employees under the provision of article 16, paragraph 3 of the Working Act on Supporting Venture Companies. However, the Company has not issued any stock options as at December 31, 2001.

14. Korean economy

Beginning in 1997, the Republic of Korean and other countries in the Asia Pacific region experienced a severe contraction in substantially all aspects of their economies. This situation is commonly referred to as the 1997 Asian financial crisis. In response to this situation, the Korean government and the private sector began implementing structural reforms to historical business practices.

The Korean economy continued to experience difficulties, particularly in the areas of restructuring private enterprises and reforming the banking and financial services industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The banking and financial services industry is currently undergoing forced consolidations and significant uncertainty exists with regard to the availability of financing. The Company's operating plans call for obtaining certain amounts of short-term financing during the coming year. If such financing is not available, the Company may be required to make significant changes to its operating plans.

The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results may differ materially from management's current assessment.

EXHIBIT B

AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.

PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2001

ASSUMING PURCHASE OF CYPER ENTERTAINMENT CO., LTD.

ON DECEMBER 31, 2001 (UNAUDITED)

Pursuant to Item 310(d)(2)(ii) of Regulation S-B, set forth below is a pro forma balance sheet of American Electric Automobile Company, Inc. (the "AEAC") giving effect to the acquisition of Cyper Entertainment Co., Ltd. ("Cyper") as of December 31, 2001, the most recent balance sheet filed by AEAC pursuant to Item 310(a) or (b). The pro forma balance sheet reflects the combined consolidated balance sheets of AEAC and Cyper as of December 31, 2001 after giving effect to adjustments reflecting the consideration paid by AEAC and the elimination of intercompany accounts.

	AEAC (12/31/01)	Cyper (12/31/01)	AEAC (Pro Forma)

Assets
Current Assets
Cash	$ 655	$ 39,200	39,855
Short term financial instruments	--	7,600	7,600
Accounts Receivable	--	9,100	9,100
Advance payments	--	18,800	18,800
Prepaid expenses	--	300	300
Other	--	5,500	5,500
Advances rec - related party	47,823	--	47,823
Total Current Assets	48,478	80,500	128,978

Investments and other assets
Long-term financial instruments	--	27,100	27,100
Lease keymoney deposit	--	48,700	48,700
Deferred income tax assets	--	269,900	269,900
Total investments and other assets		345,700	345,700

Property and Equipment
Machinery and Equipment	--	716,100	716,100
Vehicles	--	25,900	25,900
Furniture and fixtures	5,474	170,400	175,874
	5,474	912,400	917,874
Less: Accum. Dep.	0	(174,300)	(174,300
Total Property and Equipment, net	5,474	738,000	743,474

Intangible Assets, net of amortization
3D Annimation	0	1,360,900	1,360,900
Other assets	682	300	982
Total Intangible Assets	682	1,361,100	1,361,782

Total Assets	$ 54,634	$ 2,525,400	$ 2,580,034

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$ 145,101	$ 587,600	$ 732,701
Current portion of long-term debt	--	228,400	228,400
Due to affiliate/related parties	59,197	--	59,197
Short-term borrowings	--	102,800	102,800
Accrued income taxes	--	44,500	44,500
Total Current Liabilities	204,298	963,200	1,167,498

Long term Liabilities
Convertible bond	--	746,100	746,100
Long-term accrued expenses	--	56,800	56,800
Severance and retirement benefits	--	57,800	57,800
Other debt	--	489,400	489,400
Total Long-term liabilities	--	1,350,200	1,350,200

Total Liabilities	204,298	2,313,400	2,517,698

Stockholders' deficit
Preferred Stock	--	--	--
Common Stock	687	470,100	470,787
Paid in capital	1,002,672	322,800	1,325,472
Accumulated deficit	(1,153,023)	(581,000)	(1,734,023)
Total Stockholders' Deficit	(149,664)	212,000	62,336

Total Liabilities and Stockholders' Deficit	$ 54,634	$ 2,525,400	$ 2,580,034

AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.

PRO FORMA INCOME STATEMENT FOR THE YEAR

ENDED DECEMBER 31, 2001

ASSUMING PURCHASE OF CYPER ENTERTAINMENT CO.,

LTD. AS OF JANUARY 1, 2001

(UNAUDITED)
	AEAC 2001	Cyper 2001	AEAC (pro forma)
Revenues:
Sales	$ --	$ 170,700	$ 170,700

Expenses:
Cost of sales	19,169	192,500	211,669
Operating expenses.	314,352	426,000	740,352

Operating Income (Loss)	(333,521)	(447,900)	(781,421)

Other Income (Expense)	(6,025)	48,200	42,175

Income (Loss) before Income Taxes	(339,546)	(399,700)	(739,246)

Income tax benefit (expense)	--	141,000	141,000

Net loss	($ 339,546)	($ 258,700)	($ 598,246)